Exhibit 99.1

News

For Immediate Release

Memorial Production Partners LP Announces Commodity Hedge Positions

HOUSTON, TEXAS, December 27, 2011—Memorial Production Partners LP (NASDAQ: MEMP) announced today that, consistent with MEMP’s hedging policy, it recently established additional hedges on a portion of its expected oil and natural gas volumes over the next five-year period. MEMP also entered into a five-year fixed-for-floating interest rate hedge. MEMP’s hedging policy is designed to reduce the impact to cash flows from commodity price and interest rate volatility.

Regarding natural gas hedges, commodity derivative contracts for the years ending December 31, 2012, 2013, 2014, 2015 and 2016 cover approximately 75%, 75%, 65%, 65% and 65%, respectively, of our targeted average net production of natural gas. Regarding natural gas prices, MEMP has total hedged volumes for the years ending December 31, 2012, 2013, 2014, 2015 and 2016, respectively, at NYMEX (HH) equivalent average hedge prices of $5.26, $5.07, $4.61, $4.59 and $4.70 per MMBtu.

Regarding crude oil hedges, commodity derivative contracts for the years ending December 31, 2012, 2013, and 2014 cover approximately 75%, 75%, 65%, respectively, of our targeted average net production of crude oil. Regarding crude oil prices, MEMP has total hedged volumes for the years ending December 31, 2012, 2013 and 2014, respectively, at NYMEX (WTI) average hedge prices of $98.36, $99.59 and $97.27 per barrel.

The following paragraphs provide a summary of the recently established natural gas, natural gas basis, oil and interest rate hedging transactions.

The information below provides details concerning MEMP’s new natural gas hedges announced herein. Specifically, MEMP entered into the following hedging transactions:

—	63,248 MMbtu/mo NYMEX Henry Hub swap at $4.250/MMbtu for the twelve month period ending December 31, 2012

—	76,250 MMbtu/mo NYMEX Henry Hub swap at $4.465/MMbtu for the twelve month period ending December 31, 2012

—	271,052 MMbtu/mo NYMEX Henry Hub swap at $4.150/MMbtu for the twelve month period ending December 31, 2013

—	371,370 MMbtu/mo NYMEX Henry Hub swap at $4.435/MMbtu for the twelve month period ending December 31, 2014

—	371,370 MMbtu/mo NYMEX Henry Hub swap at $4.440/MMbtu for the twelve month period ending December 31, 2014

—	200,685 MMbtu/mo NYMEX Henry Hub swap at $4.435/MMbtu for the twelve month period ending December 31, 2015

—	200,685 MMbtu/mo NYMEX Henry Hub swap at $4.440/MMbtu for the twelve month period ending December 31, 2015

—	380,208 MMbtu/mo NYMEX Henry Hub swap at $4.445/MMbtu for the twelve month period ending December 31, 2015

—	407,665 MMbtu/mo NYMEX Henry Hub swap at $4.740/MMbtu for the twelve month period ending December 31, 2016

—	457,500 MMbtu/mo NYMEX Henry Hub swap at $4.655/MMbtu for the twelve month period ending December 31, 2016

MEMP also announced today that it recently established natural gas basis hedges for the years 2012 through 2013. Specifically, MEMP entered into the following natural gas basis hedging transactions:

—	27,272 average MMbtu/mo NGPL TxOk swap at ($0.105)/MMbtu for the twenty-four month period ending December 31, 2013

—	37,080 average MMbtu/mo Houston Ship Channel swap at ($0.1075)/MMbtu for the twelve month period ending December 31, 2013

—	330,734 MMbtu/mo TETCO STX swap at ($0.145)/MMbtu for the twelve month period ending December 31, 2012

—	337,208 MMbtu/mo TETCO STX swap at ($0.165)/MMbtu for the twelve month period ending December 31, 2012

MEMP also announced today that it recently established additional hedges on a portion of its expected 2012 through 2014 oil volumes. Specifically, MEMP entered into the following oil hedging transactions:

—	1,790 Bbls/mo NYMEX WTI swap at $92.000/Bbl for the twelve month period ending December 31, 2012

—	1,540 Bbls/mo NYMEX WTI swap at $92.000/Bbl for the twelve month period ending December 31, 2013

—	2,250 Bbls/mo NYMEX WTI swap at $87.900/Bbl for the twelve month period ending December 31, 2014

Additionally, MEMP announced today that it also recently entered into the following interest rate derivative hedging transactions:

—	$100,000,000 notional amount fixed-for-floating swap for the period beginning January 17, 2012 and ending January 17, 2013 at a fixed annual rate of 0.60%

—	$100,000,000 notional amount fixed-for-floating swap for the period beginning January 17, 2013 and ending December 14, 2016 at a fixed annual rate of 1.305%

Memorial Production Partners LP is a Delaware limited partnership that was formed to own and acquire oil and natural gas properties in North America. MEMP’s properties are located in South and East Texas and consist of mature, legacy onshore oil and natural gas reservoirs.

This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that MEMP expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by MEMP based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of MEMP, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in MEMP’s reports filed with the Securities and Exchange Commission. MEMP undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact

Memorial Production Partners LP

Andrew J. Cozby, VP, Finance

(713) 588-8350

ir@memorialpp.com